Electronic Articles of Incorporation For

P11000052828
FILED
June 06, 2011
Sec. Of State
jshivers

NEXUS ENTERPRISE SOLUTIONS, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

NEXUS ENTERPRISE SOLUTIONS, INC

Article II

The principal place of business address:

8806 GRAND BAYOU CT
TAMPA, FL. 33635

The mailing address of the corporation is:

8806 GRAND BAYOU CT
TAMPA, FL. 33635

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

50,000,000

Article V

The name and Florida street address of the registered agent is:

MAUREEN E MORGAN
8806 GRAND BAYOU CT
TAMPA, FL. 33635

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MAUREEN MORGAN

P11000052828
FILED
June 06, 2011
Sec. Of State
jshivers

Article VI

The name and address of the incorporator is:

MAUREEN MORGAN
8806 GRAND BAYOU CT

TAMPA, FL 33635

Electronic Signature of Incorporator: MAUREEN MORGAN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
MAUREEN E MORGAN
8806 GRAND BAYOU CT
TAMPA, FL. 33635

Title: SEC
MAUREEN E MORGAN
8806 GRAND BAYU CT
TAMPA, FL. 33635

Article VIII

The effective date for this corporation shall be:

06/03/2011